Exhibit 99.2

PEPPERBALL TECHNOLOGIES EXPANDS CONSUMER DIVISION WITH NEW FLASHLAUNCHER™ FOR HOME AND FAMILY PROTECTION

FlashLauncher provides effective non-lethal protection with rugged integrated flashlight and laser for protection at home, traveling or camping

SAN DIEGO, CA. – October 23, 2008 – PepperBall Technologies, Inc. (Nasdaq: PBAL), a leader in less lethal technologies with an established history in selling to law enforcement, military and private security, today announced the new FlashLauncherTM has begun selling into consumer markets for the first time. Product and sales information can be located at: http://www.pepperball.com/personal/flash_launcher.html. With over 15 million PepperBall rounds sold, PepperBall personal defense systems have been proven to be highly effective and safe with no reported lawsuits.

The FlashLauncher’s bright 100 lumen flashlight illuminates the user’s immediate surroundings, such as the inside of a home, a dark room, campground, etc., while the launcher allows you to fire up to five projectiles in semi-automatic fashion with laser-directed accuracy. The PepperBall projectiles deliver a painful impact combined with a release of hot pepper powder that startles, distracts, and subdues attackers.

“The FlashLauncher is a perfect non-lethal option that can be safely used at home, traveling or camping. PepperBall Technologies used the rugged design that is popular with law enforcement and private security and modified it for consumers,” said Eric Wenaas, PepperBall’s President and Chief Executive Officer.

According to the latest statistics provided by the Federal Bureau of Investigation, violent crimes have increased in many major cities, including: Detroit, MI, Camden, NJ, Oakland, CA, Atlanta, GA, St. Petersburg, FL, Milwaukee, WI, Toledo, OH, San Bernardino, CA and Columbus, OH.

The utility and effectiveness of the FlashLauncher makes it a first choice for home protection, traveling or camping. The FlashLauncher is one of two products launched into consumer markets with the previously announced HotShot™, a lightweight and compact personal protection device, being the second. The FlashLauncher will be initially sold only through the company’s website, ..

About Pepperball Technologies

PepperBall Technologies, Inc. develops, manufactures and distributes the PepperBall brand line of less-lethal solutions for governmental, military, corrections, private security, bail enforcement, law enforcement agencies and consumers. Products include a full line of system launchers and projectiles for a variety of less-lethal applications. PepperBall’s thousands of users include the Federal Bureau of Prisons, the United States Border Patrol, police and sheriff departments in major United States cities, as well as private entities, security services and bail enforcement agencies around the world. On September 29, 2008, PepperBall Technologies, Inc. (formerly known as Security With Advanced Technology, Inc.) completed its name change to PepperBall Technologies, Inc. after the merger, and effective on that date the company’s trading symbol on the NASDAQ Capital Market became “PBAL.” For more information on PepperBall Technologies, Inc., visit www.pepperball.com or contact Robert Hale.

Forward-Looking Statements
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the company’s history of losses, the company’s need to raise additional working capital, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology, the company’s ability to integrate the combined operations of SWAT and PepperBall into a viable enterprise and the company’s ability to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC, including the Risk Factors beginning on page 11 of the company’s Registration Statement on Form S-4 (File No. 333-152645).

Contact:	Robert Hale PepperBall Technologies, Inc. info@pepperball.com

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PepperBall is a trademark of PepperBall Technologies, Inc. All rights reserved.